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Exhibit 99.2

                    Certificate of Chief Financial Officer of

                          EasyLink Services Corporation


         I, Debra L. McClister, the Executive Vice President and Chief Financial Officer of EasyLink Services Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that to my knowledge:

         (i) the Quarterly Report of the Company on Form 10-Q for the quarter ending March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                            /s/ Debra L. McClister
                            ----------------------------------------------------
                            Debra L. McClister
                            Executive Vice President and Chief Financial Officer

May 15, 2003

A signed original of this written statement required by Section 1350 of chapter 63 of title 18 of the United States Code has been provided to EasyLink Services Corporation and will be retained by EasyLink Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.